UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 Network Blvd. Suite 306 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (210) 679-3550

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On  August 28, 2009, MDI, Inc. ("MDI") entered into a non-brokered Stock Purchase Agreement and Warrant Agreement with MDI Investments, LLC (“Investor”) providing for the sale by MDI of 4,000,000 shares of common stock priced at $0.25 per share and warrants totaling 4,000,000 shares exercisable at $0.60 having a three year term from the date of issuance. MDI is not obligated to register the shares and warrant shares for resale on a registration statement. The total cash to be received by MDI at closing is $1,000,000. The transaction is expected to close on or around September 4, 2009, although there can be no assurance that the transaction will be completed on the proposed terms or at all.

The foregoing description of the financing and related documents does not purport to be complete and is qualified in its entirety by reference to the complete copy of the form of the stock purchase agreement, which is attached hereto as Exhibit 10.1, and the form of the warrant agreement, which is attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Agreement and Plan of Merger

As previously disclosed on August 11, 2009, on August 10, 2009, MDI, Inc., an Delaware corporation (“MDI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Almana Networks International, Inc., a Delaware corporation (“Almana Networks”), and ANI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of MDI (“Merger Subsidiary”). Pursuant to the terms of the Merger Agreement, subject to satisfaction or waiver of the conditions therein, Merger Subsidiary will merge with and into Almana Networks, with Almana Networks continuing as the surviving corporation and a wholly-owned subsidiary of MDI (the “Merger”). On August 28, 2009, MDI, Almana Networks and ANI Merger Sub, Inc. mutually and amicably agreed to terminate the Merger and Merger Agreement. No payments will be made by any party to the other as a result of the termination.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01    Regulation FD Disclosure.

The MDI Special Meeting of Shareholders which was scheduled for September 24, 2009 to consider the merger has been cancelled.

Item 8.01.        Other Events.

On August  28, 2009, MDI issued a press release announcing the  matters discussed in this Current Report. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Description

10.1    Form of Stock Purchase Agreement
10.2    Form of Warrant Agreement
99.1    Press Release dated August 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 28, 2009                                                      MDI, Inc.

By: /s/ Richard A. Larsen
Richard A. Larsen
Senior Vice President, General Counsel and Secretary

Exhibit Index
Exhibit

Exhibit 10.1        Form of Stock Purchase Agreement
Exhibit 10.2        Form of Warrant Agreement
Exhibit 99.1        Press Release dated August 28, 2009